For Period ended 11/30/2017                          Series 14, 15, 20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
20

73A
Per Share Distributions
0.0736

74U
Shares Outstanding
275

74V
NAV
15.40

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
56

73A
Per Share Distributions
0.2282

74U
Shares Outstanding
242

74V
NAV
21.54


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
21

73A
Per Share Distributions
0.0640

74U
Shares Outstanding
464

74V
NAV
25.68